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EXHIBIT 32.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


        In connection with the Quarterly Report of The Cato Corporation (the "Company") on Form 10-Q for the quarter ended November 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael
O. Moore, Executive Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. sec. 1350 as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  December 15, 2003


/s/ Michael O. Moore
------------------------------------------------
Michael O. Moore
Executive Vice President
Chief Financial Officer and Secretary





A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Cato Corporation and will be retained by The Cato Corporation and furnished to the Securities and Exchange Commission or its staff upon request.